UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 6, 2009, Target Corporation posted the following page on its web site:

Proxy Contest: What You Need to Know

5/6/09

Letter to Shareholders

Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “Target continues to deliver an exceptional guest experience which we believe will create substantial shareholder value. Our Board and management are recognized as among the best in retail because of our focus on continuous innovation and differentiation.”

[Link to PDF version of letter filed on May 6, 2009]

[Link to HTML version of letter filed on May 6, 2009]

5/5/09

Letter to Team Members

In a letter to Target team members, Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “If you are a shareholder of Target, I urge you to vote for Target’s independent nominees – Mary Dillon, Richard Kovacevich, George Tamke and Sol Trujillo – by promptly following the instructions on the WHITE proxy card you received in the mail.”

[Link to PDF version of letter filed on May 5, 2009]

[Link to HTML version of letter filed on May 5, 2009]

4/30/09

Letter to Shareholders

Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “As representatives of Target’s shareholders, your Board is the primary force in guiding your company to realize its opportunities. Target’s independent directors have extensive executive and Board experience in a variety of businesses, experience which Target believes is important to their oversight of Target’s business.”

[Link to PDF version letter of filed on April 30, 2009]

[Link to HTML version letter of filed on April 30, 2009]

4/21/09

Target Proxy Filing

The Proxy Filing introductory letter from Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation, states, “At this year’s Annual Meeting, you will be asked to determine that the number of directors constituting our Board of Directors shall be 12, to elect the Class III directors to our Board of Directors for three-year terms, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, to approve the performance measures available under the Target Corporation Long-Term Incentive Plan, and to act on the shareholder proposal in the Proxy Statement, if presented at the Annual Meeting.”

[Link to PDF version of Target’s definitive proxy statement, filed on April 21, 2009]

[Link to HTML version of Target’s definitive proxy statement, filed on April 21, 2009]

4/8/09

Letter to Shareholders

“Target’s Board has the strength, diversity, experience and qualifications to provide effective and independent oversight and direction to the company. Target’s Board consists of 12 highly qualified directors, 11 of whom are independent. Each member of your Board is committed to delivering superior results and serving the best interests of ALL Target shareholders,” says Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation.

[Link to PDF version of letter filed on April 8, 2009]

[Link to HTML version of letter filed on April 8, 2009]